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                                                                  EXHIBIT 10.21A


                                FIRST AMENDMENT
                                       TO
                AMENDED AND RESTATED EXECUTIVE STOCK OPTION PLAN

     THIS FIRST AMENDMENT TO CATELLUS DEVELOPMENT CORPORATION AMENDED AND RESTATED EXECUTIVE STOCK OPTION PLAN is made effective as of July 16, 1996.

I. AMENDMENT TO SECTION 4: PLAN ADMINISTRATION

     Section 4 of the Catellus Development Corporation Amended and Restated Executive Stock Option Plan is hereby amended by amending the first three sentences of such Section 4 to read in their entirety as follows:


"The Plan shall be administered by the Compensation and Benefits Committee of the Board, or any other committee designated by the Board (the "Committee"), or, with respect to the grant of any Options to employees (other than an executive officer as defined in Rule 3b-7 or Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a committee of one or more directors who need not be a "disinterested person" within the meaning of Regulation 16b-3 ("Regulation 16b-3") promulgated under the Exchange Act or an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code") and regulations issued thereunder to the extent the amount and terms of the Option are duly authorized by the Committee. Except as provided above, the members of the Committee shall each be a "disinterested person" within the meaning of Regulation 16b-3 and an "outside director" within the meaning of
Section 162(m) of the Code, and regulations issued thereunder. Except with respect to Options granted to nonemployee directors pursuant to Section 18 and Options granted pursuant to the previous sentence, the Committee shall have the sole authority to determine (a) to whom Options shall be granted under the Plan;
(b) the type, amount and terms of the Options to be granted; (c) the time when Options will be granted and the duration of the exercise period; and (d) any other matters arising under the Plan."